File No. 333-143392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	54-1959284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia	23060-6148
(Address of Principal Executive Offices)	(Zip Code)

Markel Corporation Retirement Savings Plan

Markel Aspen 401(k) Plan

(Full title of the plans)

D. Michael Jones

General Counsel and Secretary

Markel Corporation

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Name, address, including zip code, and telephone number, including area code, of agent for service)

ADDITION OF PLAN

In its Registration Statement on Form S-8 (File No. 333-143392), Markel Corporation (the Company) registered 100,000 shares of its common stock, no par value, for issuance to participants in the Markel Corporation Retirement Savings Plan (the Plan). Markel Aspen, Inc., a subsidiary of the Company, sponsors the Markel Aspen 401(k) Plan. Effective February 9, 2011, the Registration Statement is amended to add the Markel Aspen 401(k) Plan to the Registration Statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement is also amended to cover an indeterminate amount of interests to be offered or sold pursuant to the Markel Aspen 401(k) Plan. No additional shares of Markel Corporation common stock are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on February 9, 2011.

MARKEL CORPORATION

By:	/s/ ANNE G. WALESKI
Anne G. Waleski Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on February 9, 2011.

Signature	Title

/S/ ALAN I. KIRSHNER*	Director, Chairman and Chief Executive Officer (Principal Executive Officer)
Alan I. Kirshner

/S/ ANTHONY F. MARKEL*	Director
Anthony F. Markel

/S/ STEVEN A. MARKEL*	Director
Steven A. Markel

/S/ ANNE G. WALESKI	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Anne G. Waleski

/S/ NORA N. CROUCH	Controller and Chief Accounting Officer (Principal Accounting Officer)
Nora N. Crouch

/S/ J. ALFRED BROADDUS*	Director
J. Alfred Broaddus

/S/ DOUGLAS C. EBY*	Director
Douglas C. Eby

/s/ Stewart M. Kasen*	Director
Stewart M. Kasen

/s/ Lemuel E. Lewis*	Director
Lemuel E. Lewis

/S/ JAY M. WEINBERG*	Director
Jay M. Weinberg

*By:	/s/ D. Michael Jones
D. Michael Jones Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Markel Corporation Retirement Savings Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on February 9, 2011.

Markel Corporation Retirement Savings Plan

By:	/s/ Pamela J. Perrott
Pamela J. Perrott
Administrative Committee Member

Pursuant to the requirements of the Securities Act of 1933, Markel Aspen, Inc. as Plan Administrator of the Markel Aspen 401(k) Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on February 9, 2011.

Markel Aspen 401(k) Plan

By:	/s/ Anne G. Waleski
Anne G. Waleski
Vice President and Treasurer, Markel Aspen, Inc.

EXHIBIT INDEX

Exhibit Number	Description

24	Powers of Attorney*

*	Incorporated by reference to Exhibit 24 of the Registrant’s Registration Statement on Form S-8 dated May 31, 2007 (Registration No. 333-143392).